UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Willis Lease Finance Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, July 21, 2020 9:00 a.m.	Willis Lease Finance Corporation 60 East Sir Francis Drake Boulevard, Suite 209 Larkspur, CA 94939

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION (the “Annual Meeting”) that will be held at our offices at 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939 at 9:00 a.m. local time on Tuesday, July 21, 2020. Directions to attend the Annual Meeting, where you may vote in person, can be found on our website: www.willislease.com (see “Investors”).

In addition to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof, stockholders will be asked to:

•

elect one Class I Director to serve until the 2023 Annual Meeting of Stockholders, specifically and as nominated by the Board of Directors: Rae Ann McKeating. The Board of Directors recommends that you vote FOR this proposal;

•	cast an advisory vote approving executive compensation as disclosed in these materials. The Board of Directors recommends that you vote FOR approval of such compensation; and
•

cast an advisory vote ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020. The Board of Directors recommends that you vote FOR this proposal.

The Board of Directors has fixed the close of business on June 10, 2020 as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A quorum comprising the holders of the majority of the outstanding shares of our common stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Accordingly, it is important that your shares be represented at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE to ensure that your shares will be voted at the Annual Meeting. You may revoke your proxy at any time prior to the time it is voted. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person, and may save us from incurring additional proxy solicitation costs.

Proxy materials were mailed to you on or about June 19, 2020. Please read the proxy materials carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Dean M. Poulakidas
Senior Vice President, General Counsel and Corporate Secretary

June 19, 2020

SOLICITATION AND VOTING OF PROXIES

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (also referred to as the “Board”, “Directors”, or individually, “Director”) of WILLIS LEASE FINANCE CORPORATION (“we,” “us,” “our,” “Willis Lease” or the “Company”) for proxies to be voted at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 9:00 a.m. local time on Tuesday, July 21, 2020, at our offices located at 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

This proxy statement is being mailed to stockholders on or about June 19, 2020. Our 2019 Annual Report is being mailed to stockholders concurrently with this proxy statement. For information about the Company’s 5-Year Indexed Total Return, please see page 3 of the 2019 Annual Report. You should not regard the 2019 Annual Report as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be held on July 21, 2020:

The Proxy Statement, Proxy Card and the Annual Report

On Form 10-K for the fiscal year ended December 31, 2019

are also available free of charge at

https://materials.proxyvote.com/970646.

Voting

The close of business on June 10, 2020 is the record date for determining whether you, in your capacity as a stockholder, are entitled to notice of and to vote at the Annual Meeting. As of that date, we had 6,606,656 shares of common stock, $0.01 par value, issued and outstanding. All of the shares of our common stock outstanding on the record date are expected to be entitled to vote at the Annual Meeting. If you are entitled to vote at the meeting, you will have one vote for each share of common stock you hold with regard to each matter to be voted upon.

The required quorum for the meeting is a majority of the outstanding shares of common stock eligible to be voted on the matters to be considered at the meeting.

Shares of our common stock represented by proxies which are properly executed and returned to us on the accompanying proxy card will be voted at the Annual Meeting in accordance with the instructions marked on the proxy card. If you do not mark any instructions on the proxy card, your shares represented by the proxy card will be voted for the election of the Board’s nominee as Class I Director, in favor of Proposal 2, and in favor of Proposal 3. In the election for a Director (Proposal 1), the nominee for Class I Director receiving the highest number of affirmative votes will be elected. The affirmative vote of a majority of the shares voted in person or by proxy at the 2020 Annual Meeting is required for the approval of Proposal 2 and Proposal 3.

If a properly signed proxy or ballot indicates that you abstain from voting or that your shares are not to be voted on a particular proposal, your shares will not be counted as having been voted on that proposal, although your shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Broker non‑votes (i.e., shares held by brokers or nominees, as to which instructions have not been received from beneficial owners or persons entitled to vote, that the broker or nominee does not have discretionary power to vote on a particular matter) are counted towards a quorum, but are not counted for purposes of the proposals in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote. A broker or other nominee will not have discretion to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include all proposals, including the election of directors, except for Proposal No. 3. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Revocability of Proxies

If you give a proxy in the form accompanying this proxy statement, you have the right to revoke it at any time before it is voted at the meeting. You may revoke your proxy by:

•	filing an instrument of revocation with our Corporate Secretary;

2020 WLFC Proxy Statement	1

•	presenting at or prior to the meeting a duly executed proxy bearing a later date; or
•	attending the meeting and electing to vote in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Solicitation

This solicitation is made by our Board of Directors on our behalf. The entire cost of preparing, assembling and mailing the Notice of Annual Meeting, this proxy statement and the enclosed proxy card, and of soliciting proxies, will be paid by us. Proxies will be solicited principally through the use of mail services, but we may solicit proxies personally or by telephone, electronic mail or special letter by our officers and our regular employees for no additional compensation. We have retained American Stock Transfer & Trust and Broadridge to aid in the solicitation at an estimated cost to us of approximately $11,250 plus out-of-pocket expenses.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD

Board of Directors

Our Bylaws authorize us to have seven Directors. At the present time, the Board consists of five Directors who are divided into three classes, one Director in Class I and two Directors in each of Class II and Class III. One class is elected each year for a three year term. Hans Joerg Hunziker, Robert J. Keady, Robert T. Morris, and Rae Ann McKeating, as nominee, qualify as independent Directors, as defined in the Nasdaq listing standards.

Our business, property and affairs are managed under the direction of the Board. Directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer (“CEO”) and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held a total of nine meetings during the fiscal year ended December 31, 2019. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served.

Communications with the Board

You may communicate with the Board of Directors by sending a letter to: Board of Directors, Willis Lease Finance Corporation, c/o Office of the Corporate Secretary, 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939. Our Office of the Corporate Secretary will receive your correspondence and forward it to the Board of Directors or to any individual Director or Directors to whom your communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Attendance at the Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders, we encourage, but do not require, directors to attend. All of our Directors attended our 2019 annual meeting of stockholders.

Committees of the Board

The Board of Directors has an Audit Committee and a Compensation Committee, both currently comprised solely of independent Directors as defined by the Nasdaq listing standards (the “Audit Committee” and the “Compensation Committee”, respectively).

The Board does not have a nominating committee or committee performing the functions of such a committee. The Board has determined that the function of a nominating committee is adequately fulfilled by the independent Directors. As there is no such established committee, the Company has no nominating committee charter. The full Board of Directors participates in the consideration of any Director nominee.

2	2020 WLFC Proxy Statement

Although we have not formally set any specific minimum qualifications that Director nominees must possess, we look for candidates with appropriate experience in aviation and leasing, a strong professional background, and a general understanding of marketing, finance and other disciplines related to the success of a company in our industry. Also, although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business. Our Directors are generally nominated by our management or other Directors, and each nominee is evaluated based on the above qualifications and in the context of the Board as a whole. While we do not normally engage professional search firms or other third parties in connection with our Board nomination process, we may do so in the future.

As we do not have a history of stockholder nominations of Directors, we do not have a formal policy regarding stockholder nominees to the Board. Under our bylaws, stockholders wishing to nominate a candidate for Director must give notice to our Corporate Secretary no later than the close of business on the 90th day prior to the first anniversary of our preceding year’s annual meeting. If the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or the 10th day following the day on which we publicly announce the annual meeting date. The notice should set forth: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of our shares beneficially owned by the nominee; (iv) a description of all arrangements or understandings between the stockholder and the nominee and any other person(s) pursuant to which the nomination is made by the stockholder; and (v) any other information relating to the nominee that is required to be disclosed in proxy statements for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominees proposed by stockholders will be evaluated in the same manner as those proposed by management or existing Directors.

The Audit Committee oversees our accounting function, internal controls and financial reporting process on behalf of the Board. The Audit Committee meets with our financial management and our independent registered public accounting firm to review our financial statements and filings, the audit and matters arising from them, and financial reporting procedures, including any significant judgments made in preparation of the financial statements. The Nasdaq’s listing rules require that our Audit Committee be composed of at least three independent Directors who currently are: Directors Robert T. Morris (Chair), Hans Joerg Hunziker and Robert J. Keady. All members of the Audit Committee are able to read and understand financial statements. Mr. Morris also qualifies as an audit committee financial expert, as defined by the SEC, and is financially sophisticated as required by the Nasdaq listing standards. The Audit Committee held four meetings during the 2019 fiscal year. The Audit Committee’s charter is available on the Company’s website (www.willislease.com).

The Compensation Committee reviews and approves our compensation arrangements for executive officers and administers the Company’s 2018 Incentive Stock Plan, approved by stockholders at the 2018 Annual Meeting. The Compensation Committee currently consists of the Board’s independent Directors: Directors Hans Joerg Hunziker (Chair), Robert J. Keady and Robert T. Morris. The Compensation Committee held four meetings during 2019. The Compensation Committee’s charter is available on the Company’s website (www.willislease.com).

The Board of Directors may also establish a committee of independent Directors, as defined by the Nasdaq listing standards, to address specific strategic issues from time to time, including as it did in 2019.

Board Leadership Structure

Our Company is led by its founder, Charles F. Willis, IV, who serves as Chairman of the Board and Chief Executive Officer. This approach is commonly utilized by public companies in the United States and we believe it has been effective for our Company as well. Serving in both these roles since the Company was founded has allowed Mr. Willis to be seen by participants in the aviation industry and by our customers, business partners, investors and other stakeholders as providing strong leadership for our Company and in our industry. The Board believes that his combined role remains the optimal structure for us and our stockholders because it enables decisive leadership, ensures clear accountability and enhances our ability to consistently communicate our message and strategy to all of our stakeholders. Moreover, Mr. Willis possesses detailed and in‑depth knowledge of the issues, opportunities and challenges facing us and our business and, therefore, is best positioned to develop agendas that focus the Board’s time and attention on the most critical matters, while minimizing the potential for confusion or duplication of efforts. We recognize that different board leadership structures may be appropriate for companies in different situations and at different times, and we believe that no one structure is suitable for all companies. While we believe that our current Board leadership structure remains optimal for us, demonstrating to our employees, suppliers, customers and other stakeholders that Willis Lease is under strong leadership, this may change in the future and we may decide having different individuals serve as Chairman and CEO is preferable.

2020 WLFC Proxy Statement	3

We have not appointed an independent Board chairman or lead independent Director, as we believe that the members of our Board and the two standing Board committees consisting of entirely independent Directors provide an appropriate level of oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk, legal and compliance matters. The Compensation Committee oversees the compensation of our Chairman and Chief Executive Officer and, upon the recommendation of the CEO, the compensation of the other Named Executive Officers (“NEOs”). Each of these committees is led by a chairperson other than the Chairman and CEO and, as discussed in more detail in this proxy statement, the entire Board of Directors is actively involved in overseeing our risk management. The entire Board monitors or, as appropriate, the independent Directors monitor matters such as the composition of the Board and its committees, Board performance and “best practices” in corporate governance. Our independent Directors also conduct meetings in executive session. These meetings are typically held in conjunction with Board meetings. In 2019, four Board meetings included an independent Directors’ session. This allows Directors to speak candidly on any matters of interest without the Chief Executive Officer or other managers present. We believe this framework strikes a sound balance with appropriate oversight and that appointing an independent Board chairman would not improve the performance of the Board in a material way.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. Our Board, including through the Audit Committee and Compensation Committee, each of which are comprised solely of independent Directors, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, interest rate risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions. Our Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Willis Lease’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes‑Oxley Act of 2002 and the Dodd‑Frank Wall Street Reform and Consumer Protection Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), risks posed by significant litigation matters, data security risks and risks associated with proposed affiliate transactions. Our Audit Committee also oversees compliance with other applicable laws and regulations, as well as the Company’s Standards of Ethical Conduct Policy. Any reports received on the Company’s whistleblower hotline are submitted to the Chair of the Audit Committee. The Compensation Committee reviews and evaluates risks related to the attraction and retention of talent, risks associated with management succession planning, and risks related to the design of compensation programs established by the Compensation Committee for our executive officers. The Compensation Committee has determined in its reasonable business judgment that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

For details regarding Director compensation, see “Compensation Tables — Director Compensation” elsewhere in this proxy statement.

Biographical Information

	Director Since	Age*
Class I Director Whose Term Expires at the 2023 Annual Meeting (provided she is elected at the 2020 Annual Meeting):
Rae Ann McKeating	Nominee	67
Class II Directors Whose Term Expires at the 2021 Annual Meeting:
Austin C. Willis	2008	39
Robert J. Keady	2015	69
Class III Directors Whose Term Expires at the 2022 Annual Meeting:
Charles F. Willis, IV	1985	71
Hans Joerg Hunziker	2006	70

*	Age as of April 2,2020.

4	2020 WLFC Proxy Statement

Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors

Class I Director Whose Term Expires at the 2023 Annual Meeting (provided she is elected at the 2020 Annual Meeting):

Rae Ann McKeating

Director since: Nominee

Rae Ann McKeating retired in 2016 as Senior Vice President, General Counsel and Chief Compliance Officer at Aviation Capital Group (ACG), a company that purchases new aircraft from Boeing and Airbus, and sells, leases and manages commercial aircraft to/for customers around the globe. Ms. McKeating served in the ACG legal department from 2007 to 2016. Prior to joining ACG, Ms. McKeating provided legal business services to public and private businesses and individuals. From 1997 to 1999, Ms. McKeating was Senior Vice President, General Counsel and Corporate Secretary for Willis Lease Finance Corporation. From 1993 to 1997, Ms. McKeating served as Vice President, General Counsel and Corporate Secretary for Hawaiian Airlines, Inc. Prior to joining Hawaiian Airlines, Ms. McKeating worked several years with a major Hawaiian law firm, after having practiced two years with a Southern California law firm. Ms. McKeating earned her Bachelor of Arts in anthropology from the University of Texas and her Juris Doctor degree from the University of Utah.

Ms. McKeating would bring to the board vast experience in both the leasing and commercial aviation industry.

Class II Directors Whose Term Expires at the 2021 Annual Meeting:

Austin C. Willis

Director since: 2008 Senior Vice President, Corporate Development

Austin C. Willis was elected to the Board in December 2008. Mr. Willis was the founder of J.T. Power LLC, a privately held company engaged in the business of selling commercial jet turbine engine parts and leasing commercial aircraft. He served as J.T. Power's President from its founding in 2004 until 2012, when day-to-day management as President of J.T. Power was transitioned to another individual, with Mr. Willis continuing as Chief Executive Officer. This transition was implemented to facilitate Mr. Willis' enlistment in the U.S. armed forces in 2012, which enlistment the Board fully supported. In addition to his duties with J.T. Power and the U.S. armed forces, Mr. Willis has invested in commercial real estate in south Florida since 2013. Since 2006, Mr. Willis also owned and served as Chief Executive Officer of Aviation Management LLC, an aviation consulting firm, which Mr. Willis sold in 2014. From February 2016 until his deployment by the Special Forces of the U.S. Army in July 2016, Mr. Willis served as the Company’s Senior Vice President, Corporate Development, a position he resumed upon his return in April 2017. Mr. Willis holds a bachelor’s degree from the London School of Economics and Political Science, where he studied finance and industrial relations. He is the son of Charles F. Willis, IV.

Mr. Willis brings to the Board familiarity with the aviation industry generally, with a focus on the after‑market disposition of the aircraft engines and parts that comprise the Company’s engine portfolio.

Robert J. Keady

Director since: 2015 Independent

Robert J. Keady was elected to the Board in February 2015. Mr. Keady founded and currently serves as the President of Eastern Aviation Consulting Group, LLC, a company that provides consulting services for several aerospace and aviation firms. Prior to Eastern Aviation Consulting Group, LLC, Mr. Keady spent 33 years at Pratt & Whitney Commercial Engines, where he served as Vice President, Business Development & Marketing, as well as in numerous other senior management positions. Eastern Aviation Consulting Group’s client list has included major aviation manufacturers as well as a diverse client base of maintenance, repair and operations companies and services providers. Mr. Keady received his BA in Sociology from the University of Notre Dame and a Master of Science in Management from Purdue University.

Mr. Keady brings to the Board an in-depth understanding of and experience in the engine, airline, lessor and MRO industries.

2020 WLFC Proxy Statement	5

Class III Directors Whose Term Expires at the 2022 Annual Meeting:

Charles F. Willis, IV

Director since: 1985 CEO and Chairman of the Board

Charles F. Willis, IV is the founder of Willis Lease, has served as Chief Executive Officer and a Director since our incorporation in 1985, served as President until July 2011, and has served as Chairman of the Board of Directors since 1996. Mr. Willis has over 45 years of experience in the aviation industry. From 1975 to 1985, Mr. Willis served as President of Willis Lease’s predecessor, Charles F. Willis Company, which purchased, financed and sold a variety of large commercial transport aircraft and provided consulting services to the aviation industry. During 1974, Mr. Willis operated a small business not involved in the aviation industry. From 1972 through 1973, Mr. Willis was Assistant Vice President of Sales at Seaboard World Airlines, a freight carrier. From 1965 through 1972, he held various positions at Alaska Airlines, including positions in the flight operations, sales and marketing departments.

As our founder and Chief Executive Officer, Mr. Willis brings to the Board significant senior leadership, sales and marketing, industry, technical and global experience, as well as a deep institutional knowledge of the Company, its operations and customer relations.

Hans Joerg Hunziker

Director since: 2006 Independent

Hans Joerg Hunziker previously served as one of our Directors from November 2000 until July 1, 2003. He was elected a Class II Director at the 2006 Annual Meeting. Since 2002, Mr. Hunziker has been the owner and CEO of AllJets AG (formerly known as HLF Aviation GmbH and Hunziker Lease & Finance), a company he founded in Switzerland that offers independent business consulting services to the aviation industry. From 1998 to 2002, he was the President and Chief Executive Officer of Flightlease AG Ltd., a public company involved in aircraft leasing as a subsidiary of SAirGroup whose headquarters are in Zurich, Switzerland. From 1996 to 1998, he was the Chief Financial Officer of SAirServices Ltd., a group of companies including aircraft maintenance and overhaul, ground handling services, information technology and real estate. From 1991 to 1996, he was Chief Financial Officer of Swissair Associated Companies Ltd., a group of 150 companies, primarily in the hotel, catering (Gate Gourmet) and trading business. Mr. Hunziker holds a master’s degree in Economics and Business Administration from the University of Zurich. He also received the equivalent of a doctoral degree from the University of Zurich, after successful completion of his thesis on Strategic Planning in the Airline Industry. In addition to previously serving as a Director of Willis Lease, he was Member and later Chairman of the Board of SRTechnics Group AG, Zürich.

Mr. Hunziker brings to the Board a high level of financial sophistication, broad international exposure and significant experience in commercial aviation and the aviation equipment leasing industry.

PROPOSAL 1:  ELECTION OF ONE CLASS I DIRECTOR

Our Board is divided into three classes, each class having a three-year term that expires in successive years. At the Annual Meeting, one Director will be elected in Class I, to serve a three-year term expiring at the 2023 Annual Meeting of Stockholders or until succeeded by another qualified Director who has been duly elected.

The Board of Directors proposes that Ms. Rae Ann McKeating, as nominee, be elected as a director for a three-year term expiring at the 2023 Annual Meeting or until her successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.  Ms. KcKeating was recommended by the independent Directors after our Chief Executive Officer recommended her for their consideration.

The proxy holders intend to vote all proxies received by them for the foregoing nominee, unless instructions to the contrary are marked on the proxy. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE AS A CLASS I DIRECTOR.

6	2020 WLFC Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Our current executive officers and their respective ages as of April 2, 2020 were as listed below.

Name	Age	Positions and Offices
Charles F. Willis, IV*	71	Chief Executive Officer
Brian R. Hole	42	President
Scott B. Flaherty	54	Senior Vice President and Chief Financial Officer
Dean M. Poulakidas	51	Senior Vice President, General Counsel and Corporate Secretary
Austin C. Willis*	39	Senior Vice President, Corporate Development

*	See business experience background under “Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors.”

Brian R. Hole

President

Brian R. Hole joined Willis Lease in August 2014 and was promoted to President on April 1, 2016. Prior to his appointment as President, he served as Senior Vice President & Chief Investment Officer. Formerly, Mr. Hole was Owner and President of Aviation Opportunity Management LLC, where he advised bank, private equity and alternative investment funds regarding investment in large commercial aircraft and engines. Prior to starting his own business, from 2008 to 2012, Mr. Hole served as an attorney for United Technologies Corporation, Pratt & Whitney Division, where he worked with the Commercial Engines Group in assisting with the next generation product family of engines, and specifically, on the partnership for the PW1100G engine on the Airbus A320neo family of aircraft and at IAE International Aero Engines, where he structured and negotiated engine sales and aftermarket programs as well as spare engine and aircraft financings. Mr. Hole earned his undergraduate degree from Georgetown University and a law degree, with high honors, from the University of Connecticut School of Law.

Scott B. Flaherty

Senior Vice President, Chief Financial Officer

Scott B. Flaherty joined Willis Lease in June 2016 and serves as our Senior Vice President and Chief Financial Officer. Prior to joining Willis Lease, Mr. Flaherty was Senior Vice President of Finance and Chief Financial Officer at Colt Defense LLC from 2009 until April of 2016. Prior to Colt Defense LLC, Mr. Flaherty was a Managing Director at Banc of America Securities LLC where he ran the origination effort, within the equity capital markets group, for various industries. Mr. Flaherty also was an investment banker at Credit Suisse First Boston. He worked as an engineer at the Pratt and Whitney division of the United Technologies Corporation for eight years. Mr. Flaherty earned his undergraduate degree from Worcester Polytechnic Institute and an MBA from the Leonard N. Stern School of Business at New York University.

Dean M. Poulakidas

Senior Vice President, General Counsel and Corporate Secretary

Dean M. Poulakidas joined Willis Lease in September 2011 and currently serves as our Senior Vice President, General Counsel and Corporate Secretary. Prior to his appointment as General Counsel, he served as Senior Counsel until March 31, 2013. Formerly, Mr. Poulakidas was Vice President and Corporate Counsel with International Lease Finance Corporation (ILFC), where he managed a wide variety of aviation transactions working with airlines, manufacturers, purchasers, financiers, service providers and aviation authorities in many jurisdictions. Prior to ILFC, he was a corporate attorney at Pillsbury Madison & Sutro, where his transactional experience included international and domestic joint ventures, mergers and acquisitions. Mr. Poulakidas earned his undergraduate degree from the University of California at Los Angeles, his masters degree from Columbia University and his law degree from the University of California’s Hastings College of the Law.

2020 WLFC Proxy Statement	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2020 by: (i) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock; (ii) each Director; (iii) each nominee; (iv) each officer listed in the Summary Compensation Table; and (v) all Directors, nominee and Executive Officers as a group. Unless specified below, the mailing address for each individual, officer or Director is c/o Willis Lease Finance Corporation, 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939. As of April 15, 2020, we had 6,570,164 shares of common stock, $0.01 par value, issued and outstanding.

	Common stock(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class
Charles F. Willis, IV	3,066,230	(2)	46.67%
Austin C. Willis	526,276	(3)	8.01%
Brian R. Hole	94,799		1.44%
Scott B. Flaherty	89,243		1.36%
Robert J. Keady	23,529		*
Hans Joerg Hunziker	20,444		*
Robert T. Morris	7,688		*
Rae Ann McKeating	-		-

All Directors, nominees and Executive Officers as a group (9 persons)	3,400,429		51.76%

Dimensional Fund Advisors LP	517,210	(4)	7.87%
Renaissance Technologies LLC	463,232	(5)	7.05%

*	Less than one percent of our outstanding common stock.
(1)

Except as indicated in the footnotes to this table, the stockholders named in the table are known to us to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. With respect to restricted stock, individuals have voting power or are expected to have voting power within 60 days of April 15, 2020, but not investment power before such restricted stock vests. Of the shares listed above for Messrs. Charles Willis, Austin Willis, Hole, Flaherty, Keady, Hunziker and Morris, 284,000 shares, 38,699 shares, 54,898 shares, 42,032 shares, 3,000 shares, 3,000 shares, and 3,000 shares, respectively, are unvested shares of restricted stock over which the respective stockholder has voting power but not investment power.

(2)

Includes 2,134,148 shares held by CFW Partners, L.P., a California limited partnership (“CFW Partners”), of which Charles F. Willis, IV, holds a one percent (1%) interest as sole general partner and an eighty percent (80%) interest as a limited partner. Austin C. Willis holds the remaining nineteen percent (19%) interest as a limited partner. Also includes (i) 4,318 shares held under an account in the name of Charlotte Montressor Willis, (ii) 584 shares held under an account in the name of Wylder Grace Willis 2016 Trust, and (iii) 817,402 shares held by Mr. Charles Willis in his individual capacity. (Pursuant to the Military Durable Power of Attorney dated August 24, 2012 and further discussed in Item 6 of the amendment to the 13D filed on August 28, 2013, Mr. Charles Willis has shared voting power and shared dispositive power with regard to the 109,778 shares held by Mr. Austin Willis and shared voting power with respect to the shares attributable to the 19% limited partnership interest in CFW Partners held by Mr. Austin Willis).

(3)

Consists of (i) 405,488 shares held by CFW Partners of which Mr. Austin Willis has a 19% interest as a limited partner, (ii) 109,778 shares held by Mr. Willis in his individual capacity, of which 50,000 shares are pledged, and (iii) the following shares held by trusts over which Mr. Austin Willis is a trustee: (a) 8,692 shares held under an account in the name of Charles F. Willis V 2016 Trust, (b) 250 shares held under an account in the name of Charles F. Willis V 2019 Trust, (c) 250 shares held under an account in the name of Wylder Grace Willis 2019 Trust, (d) 250 shares held under an account in the name of Rooster A. Willis 2019 Trust, (e) 584 shares held under an account in the name of Justin Y. Brown 2014 Trust, (f) 484 shares held under an account in the name of Phoebe W. Brown 2014 Trust, (g) 250 shares held under an account in the name of Justin Y. Brown 2019 Trust, and (h) 250 shares held under an account in the name of Phoebe W. Brown 2019 Trust. Of the total number of shares of which Mr. Austin Willis is deemed to have beneficial ownership, he has (i) sole voting and dispositive power over 11,010 shares, (ii) shared voting power over 515,266 shares, and (iii) shared dispositive power over 71,079 shares.

(4)

Based on Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 12, 2020. According to its Schedule 13G/A, Dimensional Fund Advisors LP reported having sole voting power over 515,113 shares and sole dispositive power over 517,210 shares. Dimensional Fund Advisors LP’s mailing address is Building One, 6300 Bee Cave Rd., Austin, TX 78746.

(5)

Based on Schedule 13G filed by Renaissance Technologies LLC (“RTC”) with the Securities and Exchange Commission on February 13, 2020. According to its Schedule 13G/A, RTC reported having sole voting power over 438,438 shares, sole dispositive power over 462,708 shares, and shared dispositive power over 524 shares and Renaissance Technologies Holding Corporation, as majority owner of RTC, has beneficial ownership of 463,232 shares beneficially owned by RTC. RTC’s mailing address is 800 Third Avenue, New York, NY 10022.

8	2020 WLFC Proxy Statement

COMPENSATION TABLES

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer (the “NEOs”), based on total compensation for their services with us in all capacities.

Summary Compensation Table for Fiscal Year 2019

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Grants ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Charles F. Willis, IV	2019	1,050,000	—	5,794,620	—	3,580,231	259,287	(2)	10,684,138
Chief Executive Officer	2018	1,050,000	—	4,113,600	—	2,478,252	390,082		8,031,934

Brian R. Hole	2019	435,750	—	1,070,745	—	1,262,926	19,556	(3)	2,788,977
President	2018	435,750	—	822,720	—	874,203	15,344		2,148,017

Scott B. Flaherty	2019	391,125	—	755,820	—	666,818	164,214	(4)	1,977,977
Senior Vice President and Chief Financial Officer	2018	391,125	—	908,420	—	461,574	391,478		2,152,597

(1)

The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 as discussed in Note 13 - Stock-Based Compensation Plans - in our annual report on Form 10-K for the fiscal year 2019 filed with the SEC. Such amounts reflect equity awards granted in 2019 with respect to achievement of 2018 performance goals. This column does not include the grant date fair value of $2,850,000, $560,625 and $397,500 for restricted stock awards granted in April 2020 to Messrs. Willis, Hole and Flaherty, respectively, subject to time-based vesting conditions, due to achievement of 2019 performance goals. See "2020 Equity Awards” below for more information about those awards.

(2)

Includes (i) a 401(k) matching contribution in the amount of $12,500, (ii) $3,168 for the allocated cost of Mr. Charles Willis’ participation in a group life, disability and accidental death and dismemberment policy that covers certain of the Company’s executive officers, and (iii) the following perquisites:

•	$20,734 for spousal travel. This amount is based on the actual cost to the Company.
•	$162 for personal use of a company car. This amount was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use).
•	$113,361 moving reimbursements benefits paid to or on behalf of Mr. Charles Willis in connection with his relocation to the United Kingdom.
•	$109,362 for tax reimbursements with respect to the items listed above.
•	In addition, Mr. Charles Willis had guests accompany him on the Company’s plane on business trips during 2019, with no or de minimis incremental costs.
(3)

Includes (i) a 401(k) matching contribution in the amount of $9,500, (ii) $2,511 for the allocated cost of Mr. Hole’s participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $5,174 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use), and (iv) $2,371 for personal use of a Company club membership (based on personal usage).

(4)

Includes (i) a 401(k) matching contribution in the amount of $12,500, (ii) $2,258 for the allocated cost of Mr. Flaherty’s participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $5,445 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use), and (iv) $144,011 for the one-time costs associated with a club membership and personal use of such membership.

2019 Incentive Plan

The Compensation Committee established an incentive plan for 2019 based upon both the performance of the Company’s various business areas in relation to applicable bonus performance metrics and the Company’s actual pre-bonus, pre-tax income. The bonus pool was established at 15% of pre-bonus, pre-tax earnings. Under the incentive plan, participants were entitled to 70% based on the achievement of Company and relevant business performance targets and to 30% based on an assessment of each individual’s contributions. Participation in the incentive pool is based upon a NEO’s target bonus amount (which was 100%, 85% and 50% of the annual base salary of Messrs. Willis, Hole and Flaherty, respectively) as a percentage of the aggregate target bonus amount of the Company’s employee base and the overall incentive pool. No cash incentives would have been paid under the plan if the Company did not achieve either 70% of budgeted full year pre-bonus, pre-tax income of $68.2 million or $28.5 million of first half of the

2020 WLFC Proxy Statement	9

year EBT. The amounts earned by the NEOs under the Company’s 2019 incentive plan are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2019 Equity Awards

The Compensation Committee established an equity award grant structure which awards a combination of time-based vesting restricted stock and target performance shares. Each NEO was eligible to be granted a range of performance shares based on achievement of a minimum, target or maximum goal. For the awards to be issued in early 2019, the Committee determined that the performance shares for the NEOs other than the CEO would be based on pre-tax return on average assets (income before taxes, as adjusted for non-budgeted and unusual items, divided by average adjusted assets over the period) for the one-year period ending December 31, 2018. For these NEOs, if the Company’s adjusted pre-tax return on average assets for fiscal year 2018 achieved 2.1%, 2.6% or 3.1%, each NEO would receive 50%, 100% or 200%, respectively, of their target number of performance shares. Our fiscal year 2018 adjusted pre-tax return on average assets exceeded 3.1%. Our CEO’s performance shares provided that if the Company’s stock price achieved a 5%, 10% or 15% annual growth over a base price set as of December 31, 2016 of $17.60 per share, the CEO would receive 50%, 100% or 200% of his target number of performance shares. Our year ending stock price was $34.60, which reflects a 97% increase over the base price.

Once granted, performance shares are subject to additional vesting over a three year period. As a result of the Company’s performance on the two measures, the Compensation Committee approved granting of the maximum number of performance shares which grant occurred on April 1, 2019:

Executive	Restricted Stock	Target Performance Shares	Earned Performance Shares	Total Restricted Shares Granted on April 1, 2019
Charles F. Willis, IV	66,000	36,000	72,000	138,000
Brian R. Hole	8,500	8,500	17,000	25,500
Scott B. Flaherty	6,000	6,000	12,000	18,000

2020 Equity Awards

The Compensation Committee established an equity award grant structure which awards a combination of time-based vesting restricted stock and target performance shares. Each NEO was eligible to be granted a range of performance shares based on achievement of a minimum, target or maximum goal. For the awards to be issued in early 2020, the Committee determined that a portion of the performance shares for the NEOs would be based on pre-tax return on average assets (income before taxes, as adjusted for non-budgeted and unusual items, divided by average adjusted assets over the period) for the one-year period ending December 31, 2019. For these NEOs, f the Company’s adjusted pre-tax return on average assets for fiscal year 2019 achieved 2.1%, 2.6% or 3.1%, each NEO would receive 50%, 100% or 200% of their target number of related performance shares. Our fiscal year 2019 adjusted pre-tax return on average assets exceeded 3.1%. In addition, a portion of each NEOs performance shares would be based upon 2019 stock price performance with target stock price goals of $38.15, $40.00 and $41.87 which, if attained at year-end 2019 or at an average closing price through the fourth quarter of 2019, each NEO would receive 50%, 100% or 200%, respectively, of their target number of related performance shares. The Company’s stock price was in excess of $41.87 at year-end 2019.

Once granted, performance shares related to the achievement of return on assets targets are subject to additional vesting over a three year period and those related to achieving share price targets are subject to a one year vesting. As a result of the Company’s performance on the two measures, the Compensation Committee approved granting of the maximum number of performance shares which grant occurred April 1, 2020:

Executive	Restricted Stock	Target Performance Shares	Earned Performance Shares	Total Restricted Shares Granted on April 1, 2020
Charles F. Willis, IV	44,000	54,000	108,000	152,000
Brian R. Hole	7,500	11,200	22,400	29,900
Scott B. Flaherty	5,200	8,000	16,000	21,200

10	2020 WLFC Proxy Statement

Outstanding Equity Awards at Fiscal 2019 Year‑End

The following table sets forth information regarding outstanding stock awards held by our NEOs as of December 31, 2019.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Charles F. Willis, IV	—	—	—	3/17/2017	32,666	(1)	$1,904,754
	—	—	—	4/1/2018	80,000	(1)	$4,664,800
	—	—	—	4/1/2019	138,000	(1)	$8,046,780
Brian R. Hole	—	—	—	3/17/2017	7,500	(1)	$437,325
	—	—	—	4/1/2018	15,999	(1)	$932,302
	—	—	—	4/1/2019	25,500	(1)	$1,486,905
Scott B. Flaherty	—	—	—	3/17/2017	5,000	(1)	$291,550
	—	—	—	3/30/2018	6,666	(1)	$388,694
	—	—	—	4/1/2018	10,999	(1)	$641,352
	—	—	—	4/1/2019	18,000	(1)	$1,049,580

(1)	Shares of restricted stock vest in three equal annual installments on each anniversary of the grant date. The number listed reflects the remaining number of shares to vest over the remaining period.

Employment Agreements and Severance Payments

Employment agreements have been entered into with Messrs. Charles Willis, Hole and Flaherty. These agreements provide for base salary (subject to increase but not decrease unless part of a salary reduction program affecting all senior executive officers), bonus compensation (as described above) and certain benefits. As described in detail below, the employment contracts specify certain severance benefits to be paid in the event of an involuntary termination.

Employment contracts for Messrs. Charles Willis, Hole and Flaherty specify certain severance benefits to be paid in the event of an “Involuntary Termination” (i.e., termination of employment by the Company without cause or resignation by the employee for good reason) and, in the case of Messrs. Hole and Flaherty, specified severance benefits in the event of an Involuntary Termination within 18 months following a change of control (a “Change of Control Termination”).

The maximum of these benefits payable to Mr. Charles Willis would represent (i) three times his base salary, plus (ii) a prorated portion of his annual incentives accrued during the year of termination, plus (iii) three times the average annual incentives he earned during the three years prior to his Involuntary Termination, plus (iv) distribution of unpaid deferred compensation, immediate vesting of all stock options and restricted stock, continued payment for three years for club memberships (if any) and financial, tax and estate planning (if any), and continued coverage for three years under the Company’s employee group benefit plans. Additionally, in the event Mr. Charles Willis is terminated with less than the one year’s notice required by his contract, he is entitled to a lump sum payment equal to his annual base salary prorated for the portion of the year for which he did not receive notice. Upon a change of control, Mr. Charles Willis is entitled to immediate vesting of all stock options and restricted stock, whether or not his employment is terminated. In the event that Mr. Charles Willis voluntarily retires, he is entitled to purchase or assume the lease for his company car, to continued payment for his club memberships (if any) and financial planning services (if any) in accordance with his contract, and to continued coverage under the Company’s employee group benefit plans for one year following his retirement. As of November 2014, Mr. Charles Willis has no longer requested reimbursement for club memberships. In addition, for 2019, Mr. Charles Willis did not request any reimbursement for financial, tax and estate planning services.

The maximum of these severance benefits payable to Mr. Hole would represent (i) six months of his base salary for an Involuntary Termination or one year’s salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination, the average annual incentives he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company’s employee group benefit plans for six months following an Involuntary Termination, or for one year following a Change of Control Termination. Additionally, in the event Mr. Hole is terminated with less than the six months’ notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

2020 WLFC Proxy Statement	11

The maximum of these severance benefits payable to Mr. Flaherty would represent (i) six months of his base salary for an Involuntary Termination or one year’s base salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination the average annual incentives he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company’s employee group benefit plans for six months following an Involuntary Termination, or for one year following a Change of Control Termination. Additionally, in the event Mr. Flaherty is terminated with less than the one year’s notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

If any of these payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, as amended, and would be subject to the Excise Tax imposed by Section 4999 of the Internal Revenue Code, the employment contracts of each of Messrs. Charles Willis, Hole and Flaherty stipulate that payments to each of them will be reduced, to the extent necessary, so that no portion of the payments would be subject to the Excise Tax. This reduction shall only occur if the after tax net present value of the payments, as so reduced, is greater than or equal to the after tax present value of such payments without such reduction.

Other than as described above, if a NEO ceases to be employed by us because of his or her resignation or retirement (other than for reasons constituting a constructive termination under his or her employment agreement), no severance payments are owed by us.

Director Compensation

The following table summarizes compensation for 2019 by individual non-employee Directors.

Director Compensation for Fiscal Year Ended 2019

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Hans Joerg Hunziker(3)	$205,054	$157,980	—	—	$363,034
Robert J. Keady	148,582	157,980	—	—	306,562
Robert T. Morris(4)	148,582	157,980	—	—	306,562

(1)

Each Director received quarterly payments of $21,271 ($85,082 for the year). For services as chair of the Audit Committee and Compensation Committee, respectfully, Mr. Morris and Mr. Hunziker receive an additional $4,375 quarterly payment ($17,500 for the year). Mr. Keady also receives an additional $4,375 quarterly payment ($17,500 for the year) for his services as chair of independent committees of the Board. Each Director also received an additional payment of $46,000 for service on an independent committee established by the Board of Directors to review and negotiate a proposal from our Chief Executive Officer and other parties to acquire the Company pursuant to a merger.

(2)	The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(3)

The Compensation Committee agreed to allow the compensation of European Directors to be adjusted based on the rate in effect on their first election to the Board, effective January 1, 2008. This adjustment is paid in cash. Effective January 1, 2020, the restricted stock portion of the compensation of European Directors will no longer be adjusted and the cash portion of their compensation will be adjusted based on the U.S. dollar exchange rate as of December 31st for the prior year.

(4)	Mr. Morris will not stand for re-election to the Board at the Annual Meeting, but he will continue to serve as a director until the Annual Meeting.

The unvested restricted stock held by each non-employee Director is as follows as of December 31, 2019: Mr. Hunziker, 3,000; Mr. Keady, 3,000; Mr. Morris, 3,000. Under the 2018 Plan, each non-employee Director who is to continue to serve as an independent Director is granted 3,000 shares of restricted stock. Each annual restricted stock grant vests in one installment on the recipients’ completion of one year of Board service, measured from the grant date.

12	2020 WLFC Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) oversees our accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three Directors, each of whom is independent as defined by the Nasdaq listing standards and operates pursuant to the Audit Committee Charter.

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2019, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2019 and KPMG’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence. The Audit Committee has concluded that KPMG’s provision of audit and non‑audit services to the Company is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2019 be included in our Annual Report on Form 10‑K for 2019 for filing with the Securities and Exchange Commission. This report is provided by the following independent Directors, who comprise the Audit Committee:

Robert T. Morris, Committee Chair
Hans Joerg Hunziker
Robert J. Keady

PROPOSAL 2:  ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

Our executive compensation philosophy and programs are designed to attract and retain high performing executives and foster a performance-oriented culture that aligns our executive officers’ interests with those of our stockholders. It is the Compensation Committee’s philosophy to link the NEOs’ compensation to corporate performance. The individual elements of compensation are addressed differently. Components of the total executive compensation package generally include (i) base salary, (ii) annual cash incentive compensation, (iii) long term incentive compensation in the form of restricted stock and target performance shares, (iv) participation in the Company’s employee stock purchase plan and other employee benefit plans and programs, and (v) severance payments to be made upon an employment termination or change of control of the Company.

Base Salary:  Each officer’s base salary is set on the basis of the Compensation Committee’s assessment of salary levels in effect for comparable positions in the labor market, the officer’s personal performance, and considerations of any special internal responsibilities. Specifically, as the Company is different in some respects from the other industrial and financial companies whose data the Compensation Committee assesses, and to some degree the responsibilities of the Company’s executive officers differ from those in typical companies, the Compensation Committee gives some consideration to internal responsibilities when determining salaries. The weight given to these different factors may vary from individual to individual. Base salaries are reviewed annually after updated peer company salary information becomes available, and adjustments are made in accordance with the factors described above. Base salary increases depend in part on market competitiveness, time in position, individual performance and growth during the year, as well as expected future performance.

Annual Incentive Compensation: Target cash incentive percentages for the Company’s NEOs start with the target incentive percentage relative to salary set forth in their respective employment agreements, which percentages are determined in part by compensation negotiations at hire and by evaluating target incentive levels in the prevailing market. See “Compensation Tables – Summary Compensation Table for Fiscal Year 2019 -- 2019 Incentive Plan” for more information.

2020 WLFC Proxy Statement	13

Long‑term Incentive Compensation: To reward executives for the long‑term growth in the value of the Company’s shares, the Compensation Committee also makes long‑term incentive grants annually. Grants of restricted stock awarded to officers, including all NEOs, are based primarily on competitive grant practices as determined by the Compensation Committee. Also, as explained above, each element of compensation is determined separately and therefore other forms of compensation paid to the NEOs do not directly influence the amount of long‑term incentive compensation that the Company awards. See “Compensation Tables – Summary Compensation Table for Fiscal Year 2019 – 2019 Equity Awards” and “2020 Equity Awards” for more information.

We are asking our stockholders to indicate their support for the compensation arrangements with our NEOs as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

This “say-on-pay” vote is advisory and, therefore, is not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESOLUTION ABOVE, RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3:  ADVISORY VOTE ON THE APPOINTMENT OF KPMG LLP

The Audit Committee has appointed the firm of KPMG to audit our 2020 financial statements, and KPMG also served in this capacity in 2019. Although not required by the Company’s bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that the stockholders ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain KPMG or another firm without re-submitting the matter to the Company’s stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Billed to Willis Lease by KPMG

For the 2019 and 2018 fiscal years, fees for services provided by KPMG LLP to us were as follows:

	2019	2018
Audit Fees (1)	$1,557,511	$1,657,672
Audit Related Fees	--	160,000
Tax Fees (2)	69,300	43,697
All Other Fees	--	--
	$1,626,811	$1,861,369

(1)

Audit fees billed to us by KPMG during the 2019 and 2018 fiscal years include the audit of our annual financial statements and quarterly reviews of financial statements included in our annual and quarterly reports on Form 10-K and Form 10-Q, repectively.

(2)	Fees billed to us by KPMG during the 2019 and 2018 fiscal years for professional services rendered in providing international tax consulting services and tax compliance services.

All fees described above were approved by the Audit Committee.  The Audit Committee requires that any services to be provided by our auditors must be approved in advance by the Audit Committee. If approval is required before the

14	2020 WLFC Proxy Statement

Committee can act, a single member of the Committee can approve an engagement, subject to ratification by the Committee at its next meeting. All services were pre-approved by the Committee or its Chair.

KPMG will be at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2018 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except as set forth below and for payments described under the section titled “Compensation Tables” above.

As required by Nasdaq rules, all material discretionary transactions between us and our Directors, executive officers or known principal stockholders (or their respective affiliates) must be approved by the Audit Committee. The Audit Committee does not intend to approve any such transactions unless it believes that they are on terms no less favorable to us than could be obtained from unaffiliated third parties.

On September 12, 2018, in a transaction approved by a Special Committee of the Board of Directors, the Company purchased 88,000 shares of common stock directly from the Company’s Chief Executive Officer, Charles F. Willis. The agreed and paid price per share was $34.2972, the volume weighted average price on September 12, 2018.

Austin C. Willis, the son of our Chief Executive Officer, served as an executive officer of the Company during 2019 being our Senior Vice President, Corporate Development. He received total compensation of $1,688,804 for 2019, calculated in the same manner as in the Summary Compensation Table. His total compensation includes salary, cash incentive awards, stock awards, and other compensation.

Policies and Procedures for Related-Party Transactions

The Board has adopted a formal policy governing the disclosure and approval of related party transactions. That policy is available on the Company’s website (www.willislease.com). Under this policy, the Audit Committee reviews material facts of all covered transactions that may require prior approval or ratification by the Audit Committee. A “covered transaction” includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships including indebtedness and guarantees of indebtedness in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (b) the Company is a participant, and (c) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). This might include, but is not limited to, lease transactions, sale or purchase transactions, creditor/debtor transactions, guarantees or charitable contributions. The following includes types of transactions with related parties which have been pre-approved by the Audit Committee and therefore are not subject to Audit Committee review and approval, even if the amount exceeds $120,000:

•	Transactions involving competitive bids;
•

Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 and 2% of that company's total annual revenues;

•

Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee or director if the aggregate does not exceed the greater of $100,000 and 2% of the charitable organizations’ total annual receipts;

•	Any transaction involving a related party made on the same or similar terms available to all Company employees;
•

Any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis, such as the receipt of dividends;

2020 WLFC Proxy Statement	15

•	Any employment by the Company of an executive officer of the Company if:
•

The related compensation is required to be reported in the Company's proxy statement under Item 402 of the Securities and Exchange Commission's (“SEC's”) compensation disclosure requirements (generally applicable to “named executive officers”) and the compensation has been approved by the Compensation Committee or Board or if the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company's proxy statement under Item 402 of the SEC's compensation disclosure requirements if the executive officer was a “named executive officer”, and the Company's Compensation Committee or Board approved such compensation; or

•

Any compensation paid to a director if the compensation is required to be reported in the Company's proxy statement under Item 402 of the SEC's compensation disclosure requirements and the compensation is approved by the Board or Audit Committee.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2021 Annual Meeting of Stockholders must, under Rule 14a-8 of the Securities Exchange Act of 1934, be received by us no later than February 19, 2021. Your proposal(s) must be mailed to our offices at 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939, Attention: Corporate Secretary. Your proposal(s) may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

Alternatively, under our bylaws, a proposal or nomination that you do not seek to include in our proxy statement pursuant to Rule 14a-8 may be submitted in writing to our Corporate Secretary for the 2021 Annual Meeting of Stockholders not less than 90 days prior to the first anniversary of the preceding year’s annual meeting, unless the date of the 2021 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2020 Annual Meeting. For our 2021 Annual Meeting of Stockholders, this means that your proposal(s) or nomination(s) must be submitted no later than April 22, 2021 (which is 90 calendar days before the anniversary of the 2020 Annual Meeting). If the date of our 2021 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of our 2020 Annual Meeting, you must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Your submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to your ownership of our common stock.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they want to continue receiving multiple copies. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please either contact us at 415‑408‑4700 or submit your request to Willis Lease Finance Corporation, attention Corporate Secretary, 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. Also, if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, following receipt of such request, we will ensure that change for future mailings of annual meeting materials.

OTHER MATTERS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement.

By Order of the Board of Directors,
Charles F. Willis, IV
Chairman of the Board

MEETING OF STOCKHOLDERS OF WILLIS LEASE FINANCE CORPORATION May 24, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and proxy statement are available at http://materials.proxyvote.com/970646 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230300000000000000 4 052418 2007 Incentive Stock Plan (the “2007 Plan”). FOR AGAINST ABSTAIN Company's independentregisteredpublic changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEESO Robert J. Keady O Austin C. Willis WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To approve the Willis Lease 2018 Incentive Stock Plan (the “Incentive Plan”), which shall replace the Company’s amended and restated 3. To ratify the appointment of KPMG LLP as the accounting firm. 4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

ANNUAL MEETING OF STOCKHOLDERS OF WILLIS LEASE FINANCE CORPORATION May 24, 2018 GO GREEN e-Consent makes It easy to go paperless. With e-Consent, you can quickly your proxy material, statements. and other eligible documents online,  while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL; The- Notice of Meeting and proxy statement are available at http://materials.proxyvote.com/970646 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. ^ 202300000000000000  4    052418 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1. AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS, SHOWN HERE 1. Election of Directors: I NOMINEES ] NOMINEES O Robert J. Keady O Austin C. Willis WITHHOLD AUTHORITY 1 FOR ALL NOMINEES 1 j FOR ALL EXCEPT See Instruction Below. •INSTRUCTIONS: To withhold authority to vote for any Individual nominee(s), mark. "FOR ALL EXCEPT" and fill in line circle and to each nominee you wish to withhold, as shown here: ^ 2 To approve the Willis Lease 2018 Incentive FOR AGAINST! AUSTAIN □ Stock Plan (the 'Incentive Plan’), which shall replace the Company's amended and restated 2007 Incentive Stock Plan (the "2007 Plan"). FOR AGAINST! AUSTAIN 3. To ratify the appointment of KPMG LLP as the □ □ □ Company's independent registered public  accounting firm. 4. In their discretion, the  Proxies are authorized to vote upon  such other matters. as may property come before the meeting or any adjournment thereof. TO change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder date: Signature of  Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy when shares are held jointly each holder must sign when signing as executor administrator attorney trustee or guardian please give full life as such if the

0 WILLIS LEASE FINANCE CORPORATION 2018 Annual Meeting of Stockholders May 24, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brian R. Hole and Dean M. Poulakidas, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on April 2, 2018, at the 2018 Annual Meeting of Stockholders of the Company to be held on May 24, 2018 or at any adjournment thereof. The Board of Directors recommends a vote FOR THE NOMINEES listed in Proposal 1, and FOR Proposals 2 and 3. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF, FOR PROPOSALS 2 AND 3, AND ON ANY OTHER MATTERS TO BE VOTED WHICH ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side) 14475 1.1

WILLIS LEASE FINANCE CORPORATION 2018 Annual Meeting of Stockholders May 24, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brian R. Hole and Dean M. Poulakidas, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on April 2, 2018, at the 2018 Annual Meeting of Stockholders of the Company to be held on May 24, 2018 or at any adjournment thereof. The Board of Directors recommends a vote FOR THE NOMINEES listed in Proposal 1, and FOR Proposals 2 and 3. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF, FOR PROPOSALS 2 AND 3 AND ON ANY OTHER MATTERS TO BE VOTED WHICH ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING PLEASE COMPLETE. SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side)

16	2020 WLFC Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS OF WILLIS LEASE FINANCE CORPORATION July 21, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and Proxy Statement are available at http://materials.proxyvote.com/970646 Please sign, date and mail your proxy card in the envelope provided as soon as possible. 10130030000000000000 9 072120 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE The Board of Directors recommends you vote FOR Proposal 1. 1. Election of Director: NOMINEE: FOR THE NOMINEE Rae Ann McKeating WITHHOLD AUTHORITY FOR THE NOMINEE The Board of Directors recommends you vote FOR Proposal 2. FOR AGAINST ABSTAIN 2. Advisory vote on approval of executive compensation. The Board of Directors recommends you vote FOR Proposal 3. FOR AGAINST ABSTAIN 3. Advisory vote to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WILLIS LEASE FINANCE CORPORATION 2020 Annual Meeting of Stockholders July 21, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Charles F. Willis, IV and Dean M. Poulakidas, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on June 10, 2020, at the 2020 Annual Meeting of Stockholders of the Company to be held on July 21, 2020 or at any adjournment thereof. The Board of Directors recommends a vote FOR THE NOMINEE listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEE FOR CLASS I OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF, FOR PROPOSAL 2, FOR PROPSAL 3, AND ON ANY OTHER MATTERS TO BE VOTED WHICH ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side) 1.1 14475